UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2013

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 12, 2013 Champion Industries, Inc.’s (“Champion”) wholly owned subsidiary Champion Publishing (a West Virginia corporation) (“Seller”) sold substantially all the assets of its newspaper operations headquartered in  Huntington, West Virginia to HD Media Company, LLC (a West Virginia limited liability company)  (the "Buyer") pursuant to an Asset Purchase Agreement among Champion, Seller and Buyer dated July 12, 2013 (the “Agreement”). This entity includes as an investor Mr. Douglas Reynolds, son of Chairman & CEO Marshall T. Reynolds. Champion’s investment advisor had conducted a nationwide marketing process for the sale of the Herald-Dispatch, which resulted in one other current offer. Champion's board of directors, in consultation with its independent advisors, determined that Mr. Douglas Reynolds' offer was the better offer both in terms of price and conditions.  The Seller received $10,000,000 or approximately $9,700,000 net of selling commissions and pro-rated taxes.  The proceeds of this transaction will be utilized to pay down term debt and the revolving credit line at the discretion of the Administrative Agent.

The Agreement contains representations and warranties, covenants and indemnification provisions common to transactions of its nature.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: July 12, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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